Financial Institutions, Inc. Subsidiaries Courier Capital, LLC

and HNP Capital, LLC Complete Merger

The merger strengthens Courier Capital, LLC, an affiliate of Five Star Bank,

into one of the largest wealth management firms in Western New York

WARSAW, N.Y., May 1, 2023 — Financial Institutions, Inc. (NASDAQ: FISI) (the “Company”) today announced the completion of the merger of its wholly-owned SEC-registered investment advisory firms on May 1, 2023, under which HNP Capital, LLC (“HNP Capital”) merged with and into Courier Capital, LLC (“Courier Capital”).

“This merger formally unites our Company’s two well-regarded wealth management firms and is the next natural step in the evolution for our investment advisory business line,” said Martin K. Birmingham, President and Chief Executive Officer of the Company. “In addition to supporting Courier Capital’s growth, this merger streamlines our ability to provide innovative financial products and services to current and prospective clients, including those of Five Star Bank and SDN Insurance Agency, LLC.”

Financial Institutions, Inc. entered the investment advisory space in 2016 with its acquisition of Courier Capital and further strengthened its offering through the acquisition of Williamsville, NY-based Robshaw & Julian Associates, Inc. in 2017. In 2018, it announced the acquisition of HNP Capital, which expanded the Company’s wealth management reach to the Rochester, NY market and bolstered its retirement plan and institutional offerings.

Courier Capital President Thomas J. Hanlon commented, “Over the past five years, the teams at Courier Capital and HNP Capital have been collaborating and sharing best practices. We are thrilled to join forces to provide an even stronger service offering and help our clients achieve their unique financial goals through independent guidance rooted in comprehensive research, deep experience and a commitment to fiduciary excellence.”

“HNP Capital has earned a reputation as a true partner to its clients and our team is known for its customized and consultative approach to investment management and financial planning,” said Senior Managing Director Rebecca L. Westervelt. “Our approach aligns perfectly with that of Courier Capital and I firmly believe our clients’ experiences will only be enhanced through this merger.”

As one of the largest registered investment advisory firms in Western New York with assets under management of approximately $2.7 billion, Courier Capital provides customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at www.couriercapital.com.

About Financial Institutions, Inc. and Courier Capital, LLC

Financial Institutions, Inc. (NASDAQ: FISI) is an innovative financial holding company with approximately $6.0 billion in assets offering banking, insurance and wealth management products and services through a network of subsidiaries. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses throughout Western and Central New York and its Mid-Atlantic commercial loan production office serves the Baltimore and Washington, D.C. region. SDN Insurance Agency, LLC provides a broad range of insurance services to personal and business clients, while Courier Capital, LLC offers customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at five-starbank.com and FISI-investors.com.

Disclosure

Courier Capital, LLC (“Courier”) is an SEC registered investment adviser located in Buffalo, NY, Rochester, NY, Jamestown, NY and Pittsburgh, PA. Courier and its representatives are in compliance with the current registration and notice filing requirements imposed upon SEC registered investment advisers by those states in which Courier maintains clients. Registration does not imply a certain level of skill or training. Investing involves gains and losses and may not be suitable for all clients. Investment products and services are not FDIC Insured, are not a deposit or bank guaranteed, are not insured by any Federal governmental agency, and are subject to investment risks, including possible loss of the principal invested. For information about Courier, including its registration, fees and services, please contact Courier or refer to the Investment Advisor Public Disclosure Website (www.adviserinfo.sec.gov).

For additional information contact:

Kate Croft

Director of Investor and External Relations

(716) 817-5159

klcroft@five-starbank.com